Exhibit 10.122
FIRST AMENDMENT TO
OPERATING AGREEMENT OF HC KBS NIP JV, LLC
THIS FIRST AMENDMENT TO OPERATING AGREEMENT OF HC KBS NIP JV, LLC, a Delaware limited liability company (this “Amendment”), is dated and effective as of March 5, 2012 and entered into by and between HC NIP JV, LLC, a Delaware limited liability company (“Manager Member”), and KBS NIP JV MEMBER, LLC, a Delaware limited liability company (“Investor Member”).
A.Manager Member and Investor Member entered into that certain Operating Agreement of HC KBS NIP JV, LLC dated as of December 28, 2011 (the “Agreement”). Initially capitalized terms that are not otherwise defined in this Amendment shall have the meaning assigned to such terms in the Agreement.
B.    Substantially concurrently herewith, the NIP JV Operating Agreement is being amended with respect to the deadline for making the First HC-KBS Contribution, and Manager Member and Investor Member desire to amend the Agreement to make corresponding changes to the provisions in the Agreement which address the First HC-KBS Contribution.
NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment and other good and valuable consideration, the parties agree as follows:
1.First HC-KBS Contribution Deadline. Section 1.9.2(b) of the Agreement is hereby deleted in its entirety and replaced with the following:
(b)    First HC-KBS Contribution. Pursuant to the terms of the NIP JV Operating Agreement, the Company has until April 16, 2012 (the “First HC-KBS Contribution Deadline”), to make the First HC-KBS Contribution. The Members may, but are not obligated, to fund their respective pro rata share, based on the Initial Equity Member Percentage Interests, of the First HC-KBS Contribution. Either Member may make all or a portion of its pro rata share of the First HC-KBS Contribution at any time prior to the First HC-KBS Contribution Deadline. If a Member has not made any portion of its pro rata share of the First HC-KBS Contribution by March 20, 2012, such Member shall notify the other Member at least twenty (20) days prior the First HC-KBS Contribution Deadline of its intent to fund or not fund its share of the First HC-KBS Contribution. If a Member elects not to fund its share of the First HC-KBS Contribution, the other Member shall have the option, in its sole discretion, to fund the non-funding Member’s share of the First HC-KBS Contribution, and upon any funding, the Equity Member Percentage Interests of the Members shall be adjusted accordingly.
2.    Approval of Amendment to NIP JV Operating Agreement. Each of Manager Member and Investor Member hereby approve the First Amendment to Limited Liability Company Agreement of NIP JV attached hereto as Exhibit “A”.
3.    Miscellaneous.
(i)    Except as provided in this Amendment, the Agreement is unchanged, shall remain in full force and effect and shall be binding upon the parties in accordance with its terms.

(ii)    If any part of this Amendment is determined to be illegal or unenforceable, all other parts shall be given effect separately and shall not be affected.
(iii)    In the event of any conflict between the provisions of this Amendment and the Agreement in existence prior to the effectiveness of this Amendment or any other document or instrument governing the affairs of the Company, the provisions of this Amendment shall prevail.
(iv)    This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware without considering Delaware choice of law provisions.
4.    Counterparts; Execution. This Amendment may be executed in counterparts, which, when taken together, shall constitute one agreement binding on all the parties, notwithstanding that all the parties are not signatories to the same counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original counterpart of this Amendment, but the failure to deliver an original counterpart shall not affect the validity, enforceability and binding effect of this Amendment. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to form one (1) document.
[Signatures on Following Page]

IN WITNESS WHEREOF, Manager Member and Investor Member have executed this Amendment as of the date first above-written.
“MANAGER MEMBER”

HC NIP JV, LLC,
a Delaware limited liability company

By:     /S/ Michael D. Hackman
Michael D. Hackman
Authorized Signatory

“INVESTOR MEMBER”

KBS NIP JV MEMBER, LLC,
a Delaware limited liability company

By:    KBS REIT ACQUISITION XXXXIII, LLC,
    a Delaware limited liability company,
    its managing member

By:    KBS REIT PROPERTIES, LLC,
a Delaware limited liability company,
its sole member

By:    KBS LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member

By:    KBS REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation,
general partner

By:    __/S/ Charles J. Schreiber, Jr.___
Charles J. Schreiber, Jr.
Chief Executive Officer

EXHIBIT A

FIRST AMENDMENT TO
LIMITED LIABILITY COMPANY AGREEMENT

THIS FIRST AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) is made as of March 5, 2012, by and between HC KBS NIP JV, LLC, a Delaware limited liability company (“HC-KBS”), and OCM NIP JV HOLDINGS, L.P., a Delaware limited partnership (“Oaktree”).
WITNESSETH:
WHEREAS, HC-KBS and Oaktree entered into that certain Limited Liability Company Agreement of NIP JV, LLC (the “Company”) dated as of December 23, 2011 (the “Original Agreement”); and
WHEREAS, HC-KBS and Oaktree desire to amend the Original Agreement as hereinafter set forth.
NOW, THEREFORE, in consideration of the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HC-KBS and Oaktree, intending to be legally bound, hereby agree as follows:
1.Amendments.
(a) Section 4.3(a) of the Original Agreement, and the definition of “HC KBS Funding Date” in Section 1.1 of the Original Agreement, are hereby amended by replacing the date “March 15, 2012” with the date “April 16, 2012”.
(b) The terms “Subsequent Capital Contribution” and “Subsequent Capital Contributions” are hereby replaced by the terms “Subsequent Oaktree Contribution” and “Subsequent Oaktree Contributions”, respectively, wherever they appear in the Original Agreement.
(c) Section 3.3(b) of the Original Agreement is hereby amended by (i) adding the phrase “(other than the Fiscal Year ending on December 31, 2011)" immediately after the phrase “each Fiscal Year" in the first sentence thereof and (ii) adding the phrase “(provided that the period beginning on the Effective Date and ending on December 31, 2012, shall be deemed to constitute the first Fiscal Year for purposes of this Section 3.3(b)(i))" immediately after the phrase “each Fiscal Year" in clause (i) thereof.
2.Ratification and Confirmation. As amended hereby, the Original Agreement is ratified and confirmed in all respects.
3.Counterparts. This Amendment may be executed in counterparts, each of which shall be an original and all of which, taken together. shall constitute one and the same instrument.

IN WITNESS WHEREOF, HC-KBS and Oaktree have caused this Amendment to be duly executed as of the date first written above.
HC-KBS NIP JV, LLC,
a Delaware limited liability company

By:     /S/ Michael D. Hackman
Michael D. Hackman
Authorized Signatory

OCM NIP JV HOLDINGS, L.P.,
a Delaware limited partnership

By: OCM, FIE, LLC
Its: General Partner

By:     Kenneth Liang
Name: Kenneth Liang
Title: Authorized Signatory

By:     Derek Smith
Name: Derek Smith
Title: Authorized Signatory